Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement No. 333-188496 of Ares Commercial Real Estate Corporation on Form S-3 of our report dated April 25, 2012 on the financial statements of EF&A Funding, LLC as of December 31, 2011 and for the year then ended included in the Form 8-K of Ares Commercial Real Estate Corporation dated June 4, 2013 and to the reference to our Firm under the caption “Experts.”

/s/ Reznick Group, P.C.

Atlanta, Georgia

June 13, 2013